Exhibit (h)(iv) under Form N-1A
                                               Exhibit 10 under Item 601/Reg S-K


                               Amendment No. 3 to
       Agreement for Administrative Services and Transfer Agency Services
                                     between
                       Regions Morgan Keegan Select Funds
                                       and
                           Federated Services Company


     This Amendment to the Agreement for Administrative Services and Transfer Agency Services ("Agreement") dated as of December 1, 2001 between Regions Morgan Keegan Select Funds ("Funds") and Federated Services Company ("FServ") is made and entered into as of November 10, 2002.

     WHEREAS, the Funds have entered into the Agreement with FServ;

     WHEREAS, the Funds desire and FServ agrees to amend certain provisions of the Agreement for good and valuable consideration, of which the parties hereby acknowledge receipt;

     NOW, THEREFORE, the parties intending to be legally bound agree as follows:

     Paragraph B of Article 2 "Federated's Duties" is deleted in its entirety and replaced with the following:

      prepare and file with the Securities and Exchange Commission ("SEC") the registration statements for the Investment Company and the Investment Company's shares and all amendments thereto, reports to the SEC and shareholders, each prospectus and statement of additional information ("Prospectus"), proxy statements and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its shares;



     WITNESS the due execution hereof this 10th day of November, 2002.



                    Regions Morgan Keegan Select Funds


                    By:   /s/ Gail C. Jones
                       -------------------------------------------
                    Name:  Gail C. Jones
                    Title:  Assistant Secretary


                    Federated Services Company


                    By:   /s/ Charles L. Davis. Jr.
                       -------------------------------------------
                    Name:  Charles L. Davis, Jr.
                    Title:  Vice President